Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of HC2 Holdings, Inc.:

•	Registration Statement (Form S-8 No. 333-218835)

•	Registration Statement (Form S-3 No. 333-217274)

•	Registration Statement (Form S-3 No. 333-213107)

•	Registration Statement (Form S-3 No. 333-207266)

•	Registration Statement (Form S-3 No. 333-207470)

of our report dated November 24, 2017 with respect to the combined and carve-out financial statements of the trenching and cable laying business of Fugro N.V. ("Furrow"), included in this Current Report (Form 8-K/A)

/s/ Ernst & Young Accountants LLP

Amsterdam, the Netherlands
December 19, 2017